Mid-Con Energy Partners, LP Announces Quarterly Distribution on Preferred Units and Schedules Second Quarter 2017 Earnings Release and Conference Call

TULSA, July 26, 2017 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) announced that the Board of Directors of its general partner declared a cash distribution for its Class A Convertible Preferred Units (“Preferred Units”) for the second quarter ended June 30, 2017, according to terms outlined in the Partnership Agreement. A cash distribution of $0.043 per Preferred Unit will be paid on August 14, 2017 to holders of record as of the close of business on August 7, 2017.

Additionally, the Partnership will release its financial and operating results for the second quarter ended June 30, 2017, after the market close on Wednesday, August 2, 2017. Management will host a conference call on Thursday, August 3, 2017, at 9:00 a.m. ET. Interested parties are invited to participate via telephone by dialing 1-877-847-5946 (Conference ID: 62363809) at least five minutes prior to the scheduled start time of the call, or via webcast by clicking on “Events & Presentations” in the investor relations section of the Mid-Con Energy website at www.midconenergypartners.com. A replay of the conference call will be available through August 9, 2017, by dialing 1-855-859-2056 (Conference ID: 62363809). Additionally, a webcast archive will be available at www.midconenergypartners.com.

ABOUT MID-CON ENERGY PARTNERS, LP
Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery. Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma, and Texas within the Eastern Shelf of the Permian. For more information, please visit Mid-Con Energy's website at www.midconenergypartners.com.

FORWARD-LOOKING STATEMENTS
This press release includes “forward-looking statements” — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or “will” or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy's filings with the Securities and Exchange Commission (“SEC”) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the “Forward-Looking Statements” of our public filings.

INVESTOR RELATIONS CONTACT
IR@midcon-energy.com
(918) 743-7575

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